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Exhibit 10.1

                FOURTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT

         This Fourth Amendment to Credit and Security Agreement (the "AMENDMENT"), dated as of April 17, 2002, is made by and between CXR TELECOM CORPORATION, a Delaware corporation ("CXR") and XET CORPORATION, a New Jersey corporation ("XET") (CXR and XET shall collectively be referred to herein as the "BORROWER" and WELLS FARGO BUSINESS CREDIT, INC., a Minnesota corporation (the "LENDER").

                                    RECITALS
                                    --------

         The Borrower and the Lender have entered into a Credit and Security Agreement dated as of August 16, 2000 as amended by that certain First Amendment to Credit and Security Agreement dated as of September 29, 2000, that certain Second Amendment to Credit and Security Agreement dated as of November 29, 2000 and that certain Third Amendment to credit and Security Agreement dated as of September 20, 2001 (the "CREDIT AGREEMENT"). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

         The Lender is willing to amend the Credit Agreement pursuant to the terms and conditions set forth herein. The Borrower is entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of the Lender's rights or remedies as set fourth in the Credit Agreement is being waived or modified by the terms of this Amendment.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

         1. DEFINED TERMS. Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein.

         2. AMENDMENTS TO ARTICLE I - DEFINITIONS.

                  (a) CXR BORROWING BASE. Subsection (b)(ii) of the definition of "CXR BORROWING BASE" as set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "(ii) the lesser of (A) $400,000 from January 1 of each year through April 30 of each year and $300,000 from May 1 of each year through December 31 of each year, minus the aggregate outstanding sum of the Revolving Advances to XET based upon its Eligible Inventory, or (B) the sum of twenty-five percent (25%) of the Eligible Inventory of CXR consisting or raw materials plus forty percent (40%) of the Eligible Inventory of CXR consisting of finished goods, and minus"

                  (b) XET BORROWING BASE. Subsection (b)(ii) of the definition of "XET BORROWING BASE" as set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:




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                  "(ii) the lesser of (A) $400,000 from January 1 of each year through April 30 of each year and $300,000 from May 1 of each year through December 31 of each year, minus the aggregate outstanding sum of the Revolving Advances to CXR based upon its Eligible Inventory, or (B) twenty-five percent (25%) of the Eligible Inventory of XET consisting or raw materials, and minus"

         3. AMENDMENTS TO ARTICLE VI- Borrower's Affirmative Covenants.

                  (a) MINIMUM DEBT SERVICE COVERAGE RATIO. Section 6.12 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "Section 6.12 MINIMUM DEFT SERVICE COVERAGE RATIO. The Borrower will maintain a Debt Service Coverage Ratio, on a consolidated basis (based on the Debt Service Coverage Ratio of XET and CXR only), measured quarterly on a year to date basis, of not less than the ration set forth opposite each period below:

                                                          Minimum Debt
                                                          ------------
                      QUARTER ENDING                 SERVICE COVERAGE RATIO
                      --------------                 ----------------------

                 March 31, 2002                             1.00:1.0
                 June 30, 2002                              1.00:1.0
                 September 30, 2002                         1.00:1.0
                 December 31, 2002 and each
                 quarter-end
                     thereafter                            1.50:1.0"

                  (b) MINIMUM BOOK NET WORTH. Section 6.13 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "Section 6.13 MINIMUM BOOK NET WORTH. The Borrower will cause MicroTel and its subsidiaries to maintain a Book Net Worth, on a consolidated basis, (i) of not less than Five Million Eight Hundred Sixty One Thousand Dollars ($5,861,000) for the fiscal year ending December 31, 2001 and (ii) of not less than Seven Million Dollars ($5,860,000) for the fiscal year ending December 31,2002."

                  (c) MINIMUM CUMULATIVE NET INCOME. Section 6.14 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "Section 6.14 MINIMUM NET INCOME. The Borrower will maintain its Net Income after corporate allocations, on a consolidated basis (based on Net Income of XET and CXR only), measured quarterly on a year to date basis, of not less than the amount set forth opposite the applicable date:

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                                                   Minimum Cumulative
                                DATE                   NET INCOME
                                ----               -----------------
                          March 31, 2002               ($500,000)
                          June 30, 2002                ($300,000)
                          September 30, 2002              $50,000
                          December 31, 2002             $500,000"

         4. MATURITY DATE. The definition of "MATURITY DATE" as set forth in
Section 2.8 of the Credit Agreement is herby extended and shall now be August 16, 2005.

         5. NO OTHER CHANGES. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any Advance or Letter of Credit thereunder.

         6. EFFECTIVENESS OF THIS AMENDMENT. Lender must have the following items, in form and content acceptable to Lender, before this Amendment is effective and before Lender is required to extend any credit to Borrower as provided for by this Amendment.

                  (a) AMENDMENT. This Amendment fully executed in a sufficient number of counterparts for distribution to Lender and Borrower.

                  (b) CONSENT. The Consent attached to this Amendment, fully executed in a sufficient number of counterparts for distribution to Lender and Borrower.

                  (c) REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth herein and in the Credit Agreement must be true and correct.

                  (d) OTHER REQUIRED DOCUMENTATION. All other documents and legal matters in connection with the transaction contemplated by this Amendment shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Lender.

         7. REPRESENTATIONS AND WARRANTIES. The Borrower hereby, represents and warrants to the Lender as follows:

                  (a) The Borrower has all requisite power and authority to execute this Amendment and to perform all of the obligations hereunder, and this Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

                  (b) The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or bylaws of the Borrower, or (ii) result in a breach of or constitute a default under any indenture or ban or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

                                      -3-




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                  (c) All of the representations and warranties contained in
         Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

         8. REFERENCES. All references in the Credit Agreement to "THIS AGREEMENT" shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Loan Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

         9. NO WAIVER. The execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Loan Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

         10. RELEASE. The Borrower, and Guarantor by signing the Acknowledgment and Agreement of Guarantor set forth below, each hereby absolutely and unconditionally releases and forever discharges the Lendor, and any, and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower or Guarantor has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown. It is the intention of the parties in executing this release that the same shall be effective as a bar to each and every claim, demand and cause of action specified and in furtherance of this intention each waives and relinquishes all rights and benefits under Section 1542 of the Civil Code of the State of California, which provides:

                           "A general release does not extend to claims which
                  the creditor does not know or suspect exist in his favor at the tune of executing the release, which if known by him might have materially affected his settlement with the debtor."

         The parties acknowledge that each may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such claims, demands, or causes of action and agree that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts.

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         11. COSTS AND EXPENSES. The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Credit Agreement, the Loan Documents and all other documents contemplated thereby, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.

         12. MISCELLANEOUS. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

WELLS FARGO BUSINESS CREDIT, INC.,       CXR TELECOM CORPORATION
a Minnesota corporation

By:      /S/ VINCENT L. MADDELA          By:     /S/ RANDOLPH D. FOOTE
   ---------------------------------        ------------------------------------

Name:    VINCENT L. MADDELA              Name:   RANDOLPH D. FOOTE
     -------------------------------          ----------------------------------

Title:   ASSISTANT VICE PRESIDENT        Title:  VICE PRESIDENT/CHIEF FINANCIAL
      ------------------------------           ---------------------------------
                                                   OFFICER
                                               ---------------------------------

                                          XET CORPORATION

                                         By:     /S/ RANDOLPH D. FOOTE
                                             -----------------------------------

                                         Name:   RANDOLPH D. FOOTE
                                              ----------------------------------

                                         Title:  VICE PRESIDENT/CHIEF FINANCIAL
                                               ---------------------------------
                                                  OFFICER
                                               ---------------------------------

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                   ACKNOWLEDGMENT AND AGREEMENT OF GUARANTORS
                   ------------------------------------------

         The undersigned guarantor of the indebtedness of CXR Telcom Corporation and XET Corporation (collectively, the "BORROWERS") to Wells Fargo Business Credit, Inc. (the "LENDER") pursuant to a Guaranty dated as of August 16, 2000 ("GUARANTY"'), hereby (i) acknowledges receipt of the foregoing Amendment (ii) consents to the terms (including without limitation the release set forth in paragraph 10 of the Amendment) and execution thereof; (iii) reaffirms its obligations to the Lender pursuant to the terms of the Guaranty; and (iv) acknowledges that the Lender may amend, restate, extend, renew or otherwise modify the Credit Agreement and any indebtedness or agreement of the Borrowers, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under the Guaranty for all of the Borrowers' present and future indebtedness to the Lender.

                                MICROTEL INTERNATIONAL INC.

                                By:      /S/ RANDOLPH D. FOOTE
                                   ---------------------------------------------

                                Name:    RANDOLPH D. FOOTE
                                     -------------------------------------------

                                Title:   VICE PRESIDENT/CHIEF FINANCIAL OFFICER
                                      ------------------------------------------

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